EXHIBIT 99.1

Capstone CEO Announces FCC EMC Certification Is Finalized

DEERFIELD BEACH, FL, December 2, 2021 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), a designer, manufacturer and marketer of consumer inspired products that simplify daily living through technology announced today that the Company received notice that the Federal Communications Commission (“FCC”) has finalized the Electro Magnetic Compliance (“EMC”) certification for Company’s Smart Mirror. The publication of the FCC certification completes the last national testing requirement for the Smart Mirror product and enables the Company to commence sales of the Smart Mirror product line.

The Company welcomes you to visit its updated e-commerce website at www.capstoneconnected.com that now enables users to purchase their preferred Smart Mirror.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and certain international markets.

Visit our websites; www.capstonecompaniesinc.com for more information about the Company and www.capstoneconnected.com for information on our current product offerings. Contents of referenced URL’s are not incorporated herein.

Forward Looking Statements. This press release contains forward-looking statements that involve substantial risks and uncertainties about Capstone Companies, Inc. and its operating subsidiaries (collectively, “Company” or “our”). All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and financial condition and performance, prospects of products and strategic plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing Company’s views as of any subsequent date or relied upon by investors. These forward-looking statements convey Company’s current expectations of future events. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on information available to the Company as of the date of this press release and involve a number of risks, assumptions and uncertainties, some beyond the Company’s control or ability to foresee or react in a timely manner, that could cause actual results to differ materially from those anticipated or implied by these forward-looking statements, including: the prospects of a new product line like the Smart Mirrors; the impact of Coronavirus/COVID-19 pandemic (“Pandemic”) on the Smart Mirror product line and consumer responsiveness to that product line; any difficulty in manufacturing the products or marketing Company products in its target markets; growing competition in the very competitive market; and impact of evolving technologies in Smart Mirrors on Company’s prospects and products. Pandemic continues to restrict or adversely impact the general economy as well as business operations of companies and retailers, especially consumer product companies like our company that has traditionally relied on retail distribution and is just recently started to develop an e-commerce capability. Further, whether resulting from Pandemic, declining sales of existing products and resulting worsening financial condition, uncertainty about the Smart Mirror products as a revenue replacement for other products, an increase in the cost and the difficulty to obtain debt or equity financing necessary to produce and promote our new, company-critical Smart Mirror product line could affect our ability to fund or sustain operations or our future financial and business performance. The future impact of Pandemic and the emerging variants of that virus on our company and its Smart Mirror launch continues to very difficult to foresee or predict.

There is no assurance that the Smart Mirror products will replace our existing product line as an adequate revenue generating source. Additional information that could lead to material changes in Company’s performance as contained in its filings with the Securities and Exchange Commission (“SEC”). Any investment in the Company’s common stock, which is a “penny stock,” is highly risky and not suitable for investors who require liquidity and are unable to withstand the loss of their investment. Investors should only rely on public information in our filings with the SEC, especially disclosures of Risk Factors, as a basis for investment decisions about Company common stock, including Risk Factors disclosed in the Form 10-K Annual Report for the fiscal year ended December 31, 2020 (filed with the SEC on March 31, 2021 and Amended on April 9, 2021); the Form 10-Q Quarterly Reports for the fiscal quarters ended March 31, 2021 and June 30, 2021 and filed with the SEC on May 17, 2021 and August 16, 2021, respectively. Unless required by law, Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof. This press release is not an offer to sell or a solicitation of an offer to purchase any securities. Company’s SEC filings can be accessed through SEC website: www.sec.gov or the corporate website at URL: https://www.capstonecompaniesinc.com.

For more information, contact:

Company:

Aimee C. Brown

Corporate Secretary

(954) 252-3440, ext. 313